UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2025

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511

(Address of principal executive offices, including Zip Code)

(475) 238-6837

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BTAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2025, the Board of Directors (the “Board”) of BioXcel Therapeutics, Inc. (the "Company") increased the size of the Board from seven to eight directors.

On January 15, 2025, the Board appointed Dr. Rajiv Patni to the Board, effective January 15, 2025. Dr. Patni will serve as a Class II director for a term expiring at the Company’s annual meeting of stockholders to be held in 2026 and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal.

Dr. Patni is a biopharmaceuticals industry veteran with extensive experience in global product development in a diverse set of therapeutic areas, including cardiology, diabetology, hepatology, neurology, and benign hematology.

Since September 2024, Dr. Patni has served as the Chief Executive Officer of Judo Bio, a biopharmaceutical development company focused on pioneering oligonucleotide medicines delivered to the kidney. He previously served as Chief Research and Development Officer at Reata Pharmaceuticals, a commercial-stage company acquired by Biogen and he is currently serving as a board member of Quince Therapeutics, Inc. (Nasdaq: QNCX). Previously, Dr. Patni also served as Chief Medical Officer at several public, commercial-stage biopharmaceutical companies – Global Blood Therapeutics, Portola Pharmaceuticals, and Adamas Pharmaceuticals, until their acquisitions by larger companies. Earlier in his career, Dr. Patni held roles of increasing responsibility at Pfizer, Roche, and Actelion. Dr. Patni received his M.D. from the Icahn School of Medicine at Mount Sinai in New York City as part of an accelerated B.S./M.D. program. He completed an internal medicine residency and adult cardiology fellowship at the Albert Einstein College of Medicine, also in New York City, where he continued as an attending physician-scientist before joining the biopharmaceutical industry. The Board believes that Dr. Patni’s extensive experience in biopharmaceutical product development will provide valuable contributions to the Board.

Dr. Patni is eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for annual compensation in the form of cash and equity-based awards.

In addition, effective with his commencement of service on January 15, 2025 (the “initial award grant date”), Dr. Patni will be entitled to receive an option to purchase 44,000 shares of the Company’s common stock, with an exercise price of $0.3465, which award will vest and become exercisable in three substantially equal installments on each of the first three anniversaries of the initial award grant date, subject to Dr. Patni’s continued service as a non-employee director through each such vesting.

Dr. Patni is expected to enter into the Company’s standard indemnification agreement for directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2025	BIOXCEL THERAPEUTICS, INC.

/s/ Javier Rodriguez
Javier Rodriguez
Chief Legal Officer